UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a‑12

Paragon 28, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

The following email was sent to employees of Paragon 28, Inc. on January 28, 2025.

Subject:  A New Chapter for Paragon 28

Dear Team,

By now, you’ve likely seen the news: Paragon 28 has signed a definitive agreement to be acquired by Zimmer Biomet. I’d like to share why I’m excited about this next phase in our journey.

When we founded the company in 2010, we were driven by a singular focus to transform foot and ankle care and serve patients whose needs weren’t being met. We wanted to build the best technology and win customers through the strength of our products and quality of our service. YOUR dedication has taken us places that we only dreamed of when we started. Together, we’ve built P28 into a billion-dollar enterprise, and our success is truly the result of your hard work, passion, and belief in achieving the impossible.

Now, by joining forces with Zimmer Biomet—a global medical technology leader with a shared passion for innovation— we’ll have access to more resources, a broader supply chain, and global reach to develop new solutions and impact the lives of many more patients around the world. We will unlock enormous growth potential. Zimmer Biomet believes in our mission, and they want to amplify what we’ve already built. I am more energized than I have ever been and will continue to lead this team into and through this next chapter. It will be fast, exciting and most importantly, fun!

Please recognize that we aren’t combined yet. We need to work through required regulatory approvals, a shareholder vote, and certain other closing matters, which we expect to happen sometime in the first half of this year. Until then, we will remain two separate companies.

I understand you will have questions —some we can answer now, and some we don’t have answers to yet, but we will keep you updated every step of the way. Please continue to operate as you always have.

I hope you are able to attend the town hall meeting at 4:30pm MT today.  However, if you cannot join the town hall meeting today, then can join the same town hall meeting at 8:00am MT tomorrow. I’ll be discussing more about why this proposed merger is the absolute right thing for P28, and what to expect as this process unfolds.

From day one, we’ve been a team with big dreams and the courage, creativity, common sense, and competitiveness to achieve them. This next chapter is about expanding those dreams to an even bigger stage. Thank you again for what you bring, I couldn’t be prouder of how far we’ve come—or more excited about where we’re headed.

Let’s build this next chapter of our future together.

Sincerely,
Albert DaCosta
Chairman and CEO

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding  Paragon 28, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms.  Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Paragon 28 and Paragon 28 management; the financial condition, results of operations and business of Paragon 28; the possibility that the milestone associated with the contingent value rights are achieved in part or at all; and the anticipated timing of closing of the proposed transaction.

These forward-looking statements are based on certain assumptions and analyses made by Paragon 28 in light of Paragon 28’s experience and Paragon 28’s perception of historical trends, current conditions and expected future developments, as well as other factors Paragon 28 believes are appropriate in the circumstances.  These forward-looking statements also are based on the current expectations and beliefs of the management of Paragon 28 and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of Paragon 28 will approve the proposed transaction and the possibility that the proposed transaction does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for Paragon 28 will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Paragon 28 to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to the achievement, in part or at all, of the revenue milestone necessary for the payment of any contingent value rights; (vii) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies, and Paragon 28’s ability to attract, motivate or retain key executives, employees and other associates; (viii) risk related to the proposed transaction diverting Paragon 28’s management’s attention from ongoing business operations; (ix) negative effects of this announcement or the consummation of the proposed transaction on the market price of Paragon 28’s common stock and on Paragon 28’s operating results; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the proposed transaction; and (xi) (A) other risks and uncertainties discussed in Paragon 28’s Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q  (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports), and (B) other risk factors identified from time to time in other filings with the U.S. Securities and Exchange Commission (the “SEC”).  Filings with the SEC are available on the SEC’s website at www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Paragon 28 undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law,  and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Paragon 28 and its directors and executive officers and other members of management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from the stockholders of Paragon 28 in connection with the proposed transaction. Information regarding Paragon 28’s directors and executive officers can be found in Paragon 28’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2024 and subsequent statements of beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and on Paragon 28’s website at www.paragon28.com.  Additional information regarding the interest of Paragon 28’s participants in the solicitation of Paragon 28’ stockholders, which may, in some cases, be different than those of Paragon 28’s stockholders generally, will be set forth in the proxy statement related to the proposed transaction described above and other relevant materials to be filed with the SEC if and when they become available.

Additional Information and Where to Find It

In connection with the proposed transaction, Paragon 28 intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Paragon 28’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF PARAGON 28 ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Paragon 28’s website at www.paragon28.com. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Paragon 28, Inc., Robert McCormack, 14445 Grasslands Drive, Englewood, Colorado, telephone: (720) 912-1332.